Exhibit 3.1

FORM OF ARTICLES OF AMENDMENT AND RESTATEMENT

OF

RESOURCE REAL ESTATE OPPORTUNITY REIT II, INC.

FIRST: Resource Real Estate Opportunity REIT II, Inc., a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation is Resource Real Estate Opportunity REIT II, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

Except as provided below, the purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”)), for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force. Notwithstanding the foregoing, for so long as the Corporation is externally advised by the Advisor, it shall not be a proper purpose of the Corporation to make any significant investment unless the Advisor has recommended that the Corporation make such investment.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The name and address of the resident agent for service of process of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The address of the Corporation’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The Corporation may have such other offices and places of business within or outside the State of Maryland as the board of directors may from time to time determine.

ARTICLE IV

DEFINITIONS

As used herein, the following terms shall have the following meanings unless the context otherwise requires:

Acquisition Expenses. Expenses including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selecting and acquiring properties, or making or investing in loans, whether or not the acquisition or investment is made.

Acquisition Fees. The total of all fees and commissions, excluding Acquisition Expenses, paid by any party to any party in connection with making or investing in loans or the purchase, development or construction of property by the Corporation. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, Development Fee, Construction Fee, nonrecurring management fee, origination fees, loan fees or points or any fee of a similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Advisor. The Person responsible for directing or performing the day-to-day business affairs of the Corporation, including a Person to which an Advisor subcontracts substantially all such functions.

Advisory Agreement. The agreement between the Corporation and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Corporation.

Advisory Agreement Termination. The term shall have the meaning as provided in Section 5.3(c)(iii) herein.

Affiliate. An Affiliate of another Person includes any of the following:

(a) any Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person;

(b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;

(c) any Person directly or indirectly controlling, controlled by or under common control with such other Person;

(d) any executive officer, director, trustee or general partner of such other Person; and

(e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Corporation invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Business Day. Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. All classes or series of stock of the Corporation, including, without limitation, Common Stock, Convertible Stock and Preferred Stock.

Change of Control. Any (i) event (including, without limitation, issue, transfer or other disposition of shares of Capital Stock or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation or the Operating Partnership representing greater than 50% of the combined voting power of the Corporation’s or the Operating Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of Common Stock or (ii) direct or indirect sale, transfer, conveyance or other disposition (other than pursuant to clause (i)), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation or the Operating Partnership, taken as a whole, to any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934).

Closing Price. On any date, the last sale price for any class or series of the Corporation’s shares of Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to shares listed or admitted to trading on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system or other quotation service that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the board of directors.

Code. The term shall have the meaning as provided in Article II herein.

Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Common Stockholders. The registered holders of Common Stock.

Competitive Real Estate Commission. A real estate or brokerage commission paid for the purchase or sale of a property that is reasonable, customary and competitive in light of the size, type and location of the property.

Conflicts Committee. The term shall have the meaning as provided in Section 10.1 herein.

Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a property.

Contract Purchase Price. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of an asset exclusive of Acquisition Fees and Acquisition Expenses.

Convertible Stock. The term shall have the meaning as provided in Section 5.1 herein.

Conversion Product. The lesser of (i) the product of 0.20 times the amount, if any, by which (A) the sum of the Corporation Value plus total Distributions paid to Common Stockholders through the date of the Triggering Event, exceeds (B) the sum of Invested Capital plus a Stockholders’ Return of 8% as of the date of the Triggering Event or (ii) the product of 0.15 times the amount, if any, by which (A) the sum of the Corporation Value plus total Distributions paid to Common Stockholders through the date of the Triggering Event, exceeds (B) the sum of Invested Capital plus a Stockholders’ Return of 6% as of the date of the Triggering Event.

Corporation. The term shall have the meaning as provided in Article I herein.

Corporation Value. The actual value of the Corporation as a going concern based on the difference between (a) the actual value of all of its assets as determined in good faith by the board of directors, including a majority of the Independent Directors, and (b) all of its liabilities as set forth on its balance sheet for the period ended immediately prior to the determination date, provided that (i) if the Corporation Value is being determined in connection with a Change of Control that establishes the Corporation’s net worth, then the Corporation Value shall be the net worth established thereby and (ii) if the Corporation Value is being determined in connection with a Listing, then the Corporation Value shall be equal to the number of outstanding shares of Common Stock multiplied by the Closing Price of a single share of Common Stock averaged over a period of 30 trading days during which the shares of Common Stock are listed or quoted for trading after the date of Listing. For purposes hereof, a “trading day” shall be any day on which the NYSE is open for trading, whether or not the shares of Common Stock are then listed on the NYSE and whether or not there is an actual trade of shares of Common Stock on any such day. If the holder of shares of Convertible Stock disagrees as to the Corporation Value as determined by the board of directors, then each of the holder of shares of Convertible Stock and the Corporation shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the Corporation Value shall be final and binding on the parties as to the Corporation Value. The cost of such appraisal shall be split evenly between the Corporation and the holder of shares of Convertible Stock.

Development Fee. A fee for the packaging of the Corporation’s property, including the negotiation and approval of plans and any assistance in obtaining zoning and necessary variances and financing for a specific property, either initially or at a later date.

Director(s). The members of the board of directors which manages the Corporation.

Distributions. Any dividends or other distributions of money or other property by the Corporation to Common Stockholders, including distributions that may constitute a return of capital for federal income tax purposes but excluding distributions that constitute the redemption of any shares of Common Stock and excluding distributions on any shares of Common Stock before their redemption.

Independent Directors. The Directors of the Corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation.

(a) A Director shall be deemed to be associated with the Sponsor or Advisor if he or she:

(i) owns an interest in the Sponsor, Advisor or any of their Affiliates;

(ii) is employed by the Sponsor, Advisor or any of their Affiliates;

(iii) is an officer or Director of the Sponsor, Advisor or any of their Affiliates;

(iv) performs services, other than as a director, for the Corporation;

(v) is a director for more than three REITs organized by the Sponsor or advised by the Advisor; or

(vi) has any material business or professional relationship with the Sponsor, Advisor or any of their Affiliates.

(b) For purposes of determining whether or not a business or professional relationship is material pursuant to (a)(vi) above, the annual gross revenue derived by the prospective Director from the Sponsor, Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the prospective Director’s:

(i) annual gross revenue, derived from all sources, during either of the last two years; or

(ii) net worth, on a fair market value basis.

(c) An indirect relationship shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, Advisor any of their Affiliates or the Corporation.

Independent Expert. A Person (selected by the Conflicts Committee) with no material current or prior business or personal relationship with the Advisor or a Director who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation.

Initial Investment. An investment of $200,000 by the Advisor or an Affiliate thereof to acquire an equity interest in the Corporation.

Initial Public Offering. The initial public offering of Common Stock registered on Registration Statement No. 333-184476 on Form S-11.

Invested Capital. The amount calculated by multiplying the total number of shares of Common Stock issued by the Corporation by the price paid for each share of Common Stock, reduced by an amount equal to the total number of shares of Common Stock repurchased from Common Stockholders by the Corporation (pursuant to the Corporation’s plan to repurchase such shares of Common Stock) multiplied by the price paid for each such redeemed share of Common Stock when initially purchased from the Corporation.

Leverage. The aggregate amount of indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

Listing. The commencement of trading of the Common Stock on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934. A Listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the Common Stockholders is securities of another issuer that are listed on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934.

MGCL. The Maryland General Corporation Law, as amended from time to time.

NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts as revised and adopted by the North American Securities Administrators Association on May 7, 2007.

Net Assets. The total assets of the Corporation (other than intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Corporation on a basis consistently applied.

Net Income. For any period, total revenues applicable to such period less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the Advisor receives an incentive fee, Net Income, for purposes of calculating Total Operating Expenses in Section 8.8, shall exclude the gain from the sale of the Corporation’s assets.

NYSE. The New York Stock Exchange.

Operating Partnership. RRE Opportunity OP II, LP or such other entity through which the Corporation conducts substantially all of its business.

Organization and Offering Expenses. All expenses incurred by and to be paid from the assets of the Corporation in connection with or preparing the Corporation for registration of and subsequently offering and distributing its shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving and mailing; salaries of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under Federal and state laws, including taxes and fees, accountants’ and attorneys’ fees.

Person. An individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

Preferred Stock. The term shall have the meaning as provided in Section 5.1 herein.

Prorated Term. The quotient, the numerator of which is the number of days from and including the effective date of the Initial Public Offering through and including the date of an Advisory Agreement Termination and the denominator of which is the number of days elapsed from and including the effective date of the Initial Public Offering through and including the date of the Triggering Event.

Prospectus. The term shall have the meaning as defined in Section 2(10) of the Securities Act of 1933, as amended (the “Securities Act”), including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known utilized for the purpose of offering and selling securities to the public.

REIT. Real estate investment trust under Sections 856 through 860 of the Code.

Roll-Up Entity. A partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

Roll-Up Transaction. A transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Corporation and the issuance of securities of a Roll-Up Entity to the Common Stockholders.

Such term does not include:

(a) a transaction involving securities of the Corporation that have been listed on a national securities exchange for at least 12 months; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the voting rights of Common Stockholders;

(ii) the term of existence of the Corporation;

(iii) Sponsor or Advisor compensation; or

(iv) the Corporation’s investment objectives.

SDAT. The State Department of Assessments and Taxation of Maryland.

Sponsor. Any Person directly or indirectly instrumental in organizing, wholly or in part, the Corporation or any Person who will control, manage or participate in the management of the Corporation, and any Affiliate of such Person. Not included is any Person whose only relationship with the Corporation is as that of an independent property manager of the Corporation’s assets and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Corporation (as to be determined by the Conflicts Committee) by:

(a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Corporation, either alone or in conjunction with one or more other Persons;

(b) receiving a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property;

(c) having a substantial number of relationships and contacts with the Corporation;

(d) possessing significant rights to control the Corporation’s properties;

(e) receiving fees for providing services to the Corporation which are paid on a basis that is not customary in the industry; or

(f) providing goods or services to the Corporation on a basis which was not negotiated at arms length with the Corporation.

Stockholders’ Return. As of any date, an aggregate amount equal to a cumulative, non-compounded, annual return on Invested Capital (calculated like simple interest on a daily basis based on a 365-day year); provided, however, that for purposes of calculating the Stockholders’ Return, Invested Capital shall be determined for each day during the period for which the Stockholders’ Return is being calculated net of Distributions attributable to net proceeds from the sale, transfer or other disposition of Company assets but (consistent with the definition of Invested Capital) shall always exclude an amount equal to the total number of shares of Common Stock repurchased from Common Stockholders by the Corporation (pursuant to any Corporation plan to repurchase shares of Common Stock) multiplied by the price paid for each such redeemed share of Common Stock when initially purchased from the Corporation.

Total Operating Expenses. All expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, that are in any way related to the operation of the Corporation or to Corporation business, including advisory fees, but excluding (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Capital Stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with Section 8.6, notwithstanding the next succeeding clause (f); and (f) Acquisition Fees, Acquisition Expenses, real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property, including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Triggering Event. The term shall have the meaning as provided in Section 5.3(c)(i) herein.

Unimproved Real Property. The real property of the Corporation that has the following three characteristics:

(a) such property was not acquired for the purpose of producing rental or other operating income;

(b) there is no development or construction in progress on such land; and

(c) no development or construction on such land is planned in good faith to commence on such land within one year.

ARTICLE V

STOCK

Section 5.1. Authorized Shares. The Corporation has authority to issue 1,000,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), 50,000 shares of convertible stock, $0.01 par value per share (“Convertible Stock”), and 10,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of Capital Stock having par value is $10,100,500. If shares of Capital Stock of one class are classified or reclassified into shares of Capital Stock of another class pursuant to this Article V, the number of authorized shares of Capital Stock of the former class shall be automatically decreased and the number of shares of Capital Stock of the latter class shall be automatically increased, in each case by the number of shares of Capital Stock so classified or reclassified, so that the aggregate number of shares of Capital Stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of Capital Stock set forth in the first sentence of this paragraph. The board of directors, with the approval of a majority of the Directors and without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of Capital Stock or the number of shares of Capital Stock of any class or series that the Corporation has the authority to issue. The Conflicts Committee (by majority vote) must approve any issuance of Preferred Stock.

Section 5.2. Common Stock. Subject to the provisions of Article VI and except as may otherwise be specified in the terms of any class or series of Common Stock, each share of Common Stock shall entitle the holder thereof to one vote. The board of directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of Capital Stock.

Section 5.3. Convertible Stock.

(a) DISTRIBUTION RIGHTS. The holders of the outstanding shares of Convertible Stock shall not be entitled to receive dividends or other distributions on the shares of Convertible Stock.

(b) VOTING RIGHTS.

(i) Except for the voting rights expressly conferred by this Section 5.3(b), the holders of the outstanding shares of Convertible Stock shall not be entitled (1) to vote on any matter, or (2) to receive notice of, or to participate in, any meeting of the Corporation’s stockholders at which they are not entitled to vote.

(ii) The affirmative vote of the holders of at least two-thirds of the outstanding shares of Convertible Stock, voting together as a single class for such purposes with each share entitled to one vote, shall be required to (1) adopt any amendment, alteration or repeal of any provision of the Corporation’s charter that materially and adversely changes the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of the Convertible Stock (it being understood that an increase in the number of Directors of the Corporation is not such a material and adverse change) and (2) effect or validate a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each share of Convertible Stock (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption thereof identical to that of a share of Convertible Stock (except for changes that do not materially and adversely affect the holders of the shares of Convertible Stock); provided, however, that this vote shall be in addition to any other vote or consent of the Corporation’s stockholders required by law or by the Corporation’s charter.

(c) CONVERSION.

(i) Each outstanding share of Convertible Stock shall become convertible into a number of shares of Common Stock as and at the time set forth in paragraph (ii) of this Section 5.3(c), automatically and without any further action required, upon the occurrence of the first to occur of any of the following events (the “Triggering Event”): (1) the date when the Corporation shall have paid total Distributions in an amount equal to or in excess of the sum of Invested Capital and a Stockholders’ Return of 8%; or (2) Listing; provided, however, that the Convertible Stock originally issued to the Advisor shall not become convertible into Common Stock in the event that the Corporation’s Advisory Agreement with Resource Real Estate Opportunity Advisor II, LLC has been terminated or has expired without renewal due to a material breach by Resource Real Estate Opportunity Advisor II, LLC.

(ii) If the Triggering Event occurs prior to an Advisory Agreement Termination (as defined below), each share of Convertible Stock shall be converted into a number of shares of Common Stock equal to 1/50,000 of the result of (1) the Conversion Product divided by (2) the quotient of the Corporation Value divided by the number of outstanding shares of Common Stock on the date of the conversion. Such conversion, in the case of conversion upon Listing, will not occur until the 31st trading day after the date of the Listing. If the Triggering Event occurs after an Advisory Agreement Termination, then each share of Convertible Stock originally issued to the Advisor shall be converted into that number of shares of Common Stock as set forth above multiplied by the Prorated Term.

(iii) An “Advisory Agreement Termination” shall mean a termination or expiration without renewal (except to the extent of a termination or expiration with the Corporation followed by the adoption of the same or substantially similar Advisory Agreement with a successor, whether by merger, consolidation, sale of all or substantially all of the assets of the Corporation, or otherwise) of the Corporation’s Advisory Agreement with Resource Real Estate Opportunity Advisor II, LLC for any reason except for a termination or expiration without renewal due to a material breach by Resource Real Estate Opportunity Advisor II, LLC of the Advisory Agreement.

(iv) If, in the good faith judgment of the board of directors, full conversion of the shares of Convertible Stock would jeopardize the Corporation’s status as a REIT, then only such number of shares of Convertible Stock (or fraction thereof) shall be converted into shares of Common Stock such that the Corporation’s REIT status is not jeopardized. Each remaining share of Convertible Stock shall convert as provided herein when the board of directors determines that conversion of such share of Convertible Stock would not jeopardize the Corporation’s qualification as a REIT. The board of directors shall consider whether it can make this determination at least once per quarter following a Triggering Event.

(v) As promptly as practicable after a Triggering Event, the Corporation shall issue and deliver to each holder of shares of Convertible Stock a certificate or certificates representing the number of shares of Common Stock into which his, her or its shares of Convertible Stock were converted (or shall cause the issuance of the shares of Common Stock to be reflected in the Corporation’s stock ledger, if the shares of Common Stock are uncertificated). The person in whose name the shares of Common Stock are issued shall be deemed to have become a Common Stockholder of record on the date of conversion.

(vi) The issuance of shares of Common Stock on conversion of outstanding shares of Convertible Stock shall be made by the Corporation without charge for expenses or for any tax in respect of the issuance of the shares of Common Stock.

(vii) In the event of any reclassification or recapitalization of the outstanding shares of Common Stock (except a change in par value, or from no par value to par value, or subdivision or other split or combination of shares), or in case of any consolidation or merger to which the Corporation is a party, except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification or recapitalization, the Corporation or the successor or purchasing business entity shall provide that the holder of each share of Convertible Stock then outstanding shall thereafter continue to have the right, with as nearly the same economic rights and effects as possible, to convert, upon a Triggering Event, the shares of Convertible Stock into the kind and amount of stock and other securities and property received by the Common Stockholders of the Corporation in connection with the reclassification, recapitalization, consolidation or merger. The provisions of this paragraph (vii) of this Section 5.3(c) shall similarly apply to successive reclassifications, recapitalizations, consolidations or mergers.

(viii) Shares of Common Stock issued on conversion of shares of Convertible Stock shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall, at all times, reserve and keep available, for the purpose of effecting the conversion of the outstanding shares of Convertible Stock, the number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all of the outstanding shares of Convertible Stock.

(ix) Shares of Convertible Stock converted as provided herein shall become authorized but unissued shares of Common Stock.

(d) EXCEPTED HOLDER LIMIT FOR HOLDER OF CONVERTIBLE STOCK. For purposes of Article VI hereof, if the Advisor is the holder of shares of Convertible Stock, the Advisor shall have an Excepted Holder Limit (as such term is defined in Article VI hereof) of a 20% interest (in value or number of as-converted shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation, subject to adjustment pursuant to Section 6.2.7, including any adjustment approved by the board of directors.

Section 5.4. Preferred Stock. The board of directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time in one or more series of Capital Stock.

Section 5.5. Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series, the board of directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Capital Stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of Capital Stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the SDAT. Any of the terms of any class or series of Capital Stock set or changed pursuant to clause (c) of this Section 5.5 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the board of directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Capital Stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 5.6. Charter and Bylaws. All Persons who shall acquire Capital Stock in the Corporation shall acquire the same subject to the provisions of the charter and the bylaws.

Section 5.7. No Preemptive Rights. Except as may be provided by the board of directors in setting the terms of classified or reclassified shares of Capital Stock pursuant to Section 5.5 or as may otherwise be provided by contract approved by the board of directors, no holder of shares of Capital Stock of any class or series shall have any preemptive right to subscribe to or purchase any additional shares of any class or series, or any bonds or convertible securities of any nature.

Section 5.8. Issuance of Shares Without Certificates. The board of directors may authorize the issuance of shares of Capital Stock without certificates. The Corporation shall continue to treat the holder of uncertificated Capital Stock registered on its stock ledger as the owner of the shares noted therein until the new owner delivers a properly executed form provided by the Corporation for that purpose. With respect to any shares of Capital Stock that are issued without certificates, information regarding restrictions on the transferability of such shares that would otherwise be required by the MGCL to appear on the share certificates will instead be furnished to stockholders upon request and without charge.

Section 5.9. Suitability and Minimum Investment of Stockholders. Until the Common Stock is Listed, the following provisions shall apply to purchases of shares of Common Stock:

(a) To purchase Common Stock, the purchaser must represent to the Corporation:

(i) that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, the fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; or

(ii) that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, the fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000.

(b) The Sponsor, each Person selling shares on behalf of the Sponsor or the Corporation, and each broker or dealer or registered investment adviser recommending the purchase of shares to a customer shall make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each Common Stockholder. In making this determination, the Sponsor, each Person selling shares on behalf of the Sponsor or the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of shares to a customer shall ascertain that the prospective Common Stockholder: (i) meets the minimum income and net worth standards set forth in Section 5.9; (ii) can reasonably benefit from the Corporation based on the prospective stockholder’s overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (iv) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the stockholder may lose the entire investment; (3) the lack of liquidity of the shares; (4) the restrictions on transferability of the shares; and (5) the tax consequences of the investment. The Sponsor, each Person selling shares on behalf of the Sponsor or the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of shares to a customer shall make this determination on the basis of information it has obtained from a prospective stockholder, including information indirectly obtained from a prospective stockholder through such stockholder’s investment adviser, financial advisor or bank acting as a fiduciary. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. The Sponsor, each Person selling shares on behalf of the Sponsor or the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of shares to a customer shall cause to be maintained for at least six years records of the information used to determine that an investment in shares is suitable and appropriate for a Common Stockholder.

The Sponsor and each Person selling shares on behalf of the Sponsor or the Corporation may each rely upon (i) the Person directly recommending the purchase of shares to a customer if that Person is a FINRA member broker or dealer that has entered into a selling agreement with the Sponsor or the Corporation or their Affiliates or (ii) a registered investment adviser that has entered into an agreement with the Sponsor or the Corporation or their Affiliates to make suitability determinations with respect to the customers of the registered investment adviser who may purchase shares.

(c) Each purchase of shares of Common Stock shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in any then effective registration statement of the Corporation as such registration statement has been amended or supplemented as of the date of such purchase or any higher or lower applicable state requirements with respect to minimum initial and subsequent cash investment amounts in effect as of the date of the issuance or transfer.

Section 5.10. Dividend Reinvestment Plans. The board may establish, from time to time, a dividend reinvestment plan or plans. Under any dividend reinvestment plan, (a) all material information regarding dividends to the Common Stockholders and the effect of reinvesting such dividends, including the tax consequences thereof, shall be provided to the Common Stockholders not less often than annually, and (b) each Common Stockholder participating in such plan shall have a reasonable opportunity to withdraw from the plan not less often than annually after receipt of the information required in clause (a) above.

Section 5.11. Distributions. The board of directors may from time to time authorize the Corporation to declare and pay to stockholders such dividends or other distributions as the board of directors in its discretion shall determine. The board of directors shall endeavor to authorize the Corporation to declare and pay such dividends and other distributions as shall be necessary for the Corporation to qualify as a REIT under the Code; provided, however, that stockholders shall have no right to any dividend or other distribution unless and until authorized by the board and declared by the Corporation.

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the charter or distributions that meet all of the following conditions: (a) the board of directors advises each Common Stockholder of the risks associated with direct ownership of the property, (b) the board of directors offers each Common Stockholder the election of receiving such in-kind distributions and (c) in-kind distributions are made only to those Common Stockholders who accept such offer.

Section 5.12. Actions Required if Common Stock Not Listed. The Company shall consider Listing its Common Stock or liquidating on or before the sixth anniversary of the termination of the Company’s Initial Public Offering. In the event that the process of Listing or the orderly liquidation and sale of the Company’s assets has not begun before the sixth anniversary of the termination of the Company’s Initial Public Offering as set forth above (unless a majority of the board of directors and a majority of the Independent Directors shall approve otherwise and set a future date for such Listing or the Company’s liquidation), then upon receipt by the Secretary of the Company of written requests from Stockholders holding ten percent or more of the outstanding shares of Common Stock (the “Proxy Request”) directing that the Company formally proxy the Stockholders holding shares of Capital Stock entitled to vote thereon to determine whether the Company should be dissolved (the “Proxy to Liquidate”), the Company shall send a Proxy to Liquidate to each Stockholder holding shares of Capital Stock entitled to vote thereon within 60 days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of the Company’s assets, which the Company shall obtain as part of this proxy process, and the filing with and review of such Proxy to Liquidate by the Securities and Exchange Commission (the “SEC”), if the Company’s securities are registered with the SEC under the Exchange Act of 1934. In response to a Proxy Request, the Company shall not be required to send Proxies to Liquidate to Stockholders holding shares of Capital Stock entitled to vote thereon more frequently than once during every two-year period. To ensure that Stockholders are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Stockholder holding shares of Capital Stock entitled to vote thereon shall include financial information setting forth per share pro forma tax and financial projections that assume that all of the Company’s assets will be sold immediately at prices consistent with their appraised values, or such other information as the Company deems appropriate and informative, provided in all such cases that the furnishing of such information to Stockholders shall not contravene applicable law or applicable rules and regulations of the SEC regarding the solicitation of proxies, if such rules are applicable. The Proxy to Liquidate shall contain a 45-day voting deadline or set a meeting of the Stockholders holding shares of Capital Stock entitled to vote thereon no earlier than 45 days after notice thereof, and the actual voting results shall be tabulated by the Company’s independent accountants or an independent agent, who will receive the votes directly from the Stockholders holding shares of Capital Stock entitled to vote thereon. The Company shall disclose the complete voting results for the Proxy to Liquidate in a Current Report on Form 8-K filed with the Securities Exchange Commission or in the Company’s next annual or quarterly report filed with the Securities Exchange Commission for the period following the date on which voting was completed. If a majority vote of the Stockholders holding shares of Capital Stock entitled to vote thereon is cast in favor of the dissolution of the Company, the Company shall immediately undertake an orderly liquidation and sale of the Company’s assets and will distribute any net sale proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve. The assets of the Company shall be fully liquidated within 30 months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the board of directors direct the Operating Partnership to make distributions “in kind” of any assets to the Stockholders under any dissolution conducted pursuant to this Section.

In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 6.1. Definitions. As used in this Article VI, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. 9.8% in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have the correlative meanings.

Charitable Beneficiary. One or more beneficiaries of the Trust as determined pursuant to Section 6.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

Constructive Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. A stockholder of the Corporation for whom an Excepted Holder Limit is created by this charter or by the board of directors pursuant to Section 6.2.7.

Excepted Holder Limit. The percentage limit established by the board of directors pursuant to Section 6.2.7 provided that the affected Excepted Holder agrees to comply with the requirements established by the board of directors pursuant to Section 6.2.7, and subject to adjustment pursuant to Section 6.2.8.

Initial Date. The date upon which the charter containing this Article VI is filed with the SDAT.

Market Price. With respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date, or, in the event that no Closing Price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the board of directors.

Prohibited Owner. With respect to any purported Transfer, any Person who but for the provisions of Section 6.2.1 would Beneficially Own or Constructively Own shares of Capital Stock and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The first day on which the Corporation determines pursuant to Section 7.7 of the charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. Any issuance, sale, transfer, gift, assignment, devise or other disposition as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive distributions on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. Any trust provided for in Section 6.3.1.

Trustee. The Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

Section 6.2. Capital Stock.

Section 6.2.1. Ownership Limitations. Prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation (1) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); provided, however, that this Section 6.2.1(a)(ii)(1) shall not apply to the Corporation’s first taxable year for which a REIT election is made.

(iii) Notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; provided, however, that (1) this Section 6.2.1(a)(iii) shall not apply to a Transfer of shares of Capital Stock occurring in the Corporation’s first taxable year for which a REIT election is made and (2) the board of directors may waive this Section 6.2.1(a)(iii) if, in the opinion of the board of directors, such Transfer would not adversely affect the Corporation’s ability to qualify as a REIT.

(b) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system) occurs that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 6.2.1(a)(i) or Section 6.2.1(a)(ii),

(i) then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.2.1(a)(i) or Section 6.2.1(a)(ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the Business Day prior to the date of such Transfer and such Person shall acquire no rights in such shares; provided, however,

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.2.1(a)(i) or Section 6.2.1(a)(ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 6.2.1(a)(i) or Section 6.2.1(a)(ii) shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 6.2.2. Remedies for Breach. If the board of directors shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.2.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 6.2.1(a) (whether or not such violation is intended), the board of directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.2.1(a) shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of directors.

Section 6.2.3. Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 6.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 6.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 6.2.4. Owners Required to Provide Information. Prior to the Restriction Termination Date:

(a) every owner of 5% or more (or such higher percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of

Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit.

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 6.2.5. Remedies Not Limited. Subject to Section 7.7, nothing contained in this Section 6.2 shall limit the authority of the board of directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

Section 6.2.6. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.2, Section 6.3 or any definition contained in Section 6.1, the board of directors shall have the power to determine the application of the provisions of this Section 6.2 or Section 6.3 with respect to any situation based on the facts known to it. In the event Section 6.2 or Section 6.3 requires an action by the board of directors and the charter fails to provide specific guidance with respect to such action, the board of directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 6.1, 6.2 or 6.3.

Section 6.2.7. Exceptions.

(a) Subject to Section 6.2.1(a)(ii), the board of directors, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i) the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 6.2.1(a)(ii);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the board of directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.2.1 through 6.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 6.2.1(b) and Section 6.3.

(b) Prior to granting any exception pursuant to Section 6.2.7(a), the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case, in form and substance satisfactory to the board of directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 6.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The board of directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

Section 6.2.8. Increase in Aggregate Stock Ownership Limit and Common Stock Ownership Limit. The board of directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit.

Section 6.2.9. Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter: (a) no Person may Beneficially Own or Constructively Own shares of the

Corporation’s Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (d) other than as provided in the Corporation’s charter, no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock that causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation or, in the case of a proposed or attempted transaction, give at least 15 days prior written notice and provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT. If any of the restrictions on Transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries or, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. In addition, the Corporation may redeem shares of Capital Stock upon the terms and conditions specified by the board of directors in its sole discretion if the board of directors determines that ownership or a Transfer or other event may violate the restrictions described above.

Until the Common Stock is Listed, to purchase Common Stock, the purchaser must represent to the Corporation: (i) that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; (ii) that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000; and/ or (iii) that the purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) meets the more stringent suitability standards of such person’s jurisdiction as set forth in any then effective registration statement of the Corporation as such registration statement has been amended or supplemented as of the date of such purchase. Until the Common Stock is Listed, unless a stockholder is transferring all of his shares of Common Stock, each issuance or transfer of shares of Common Stock for value shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in any then effective registration statement of the Corporation as such registration statement has been amended or supplemented as of the date of such issuance or transfer for value or any higher or lower applicable state requirements with respect to minimum initial and subsequent cash investment amounts in effect as of the date of the issuance or transfer.

All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge. Such statement shall also be sent on request and without charge to stockholders who are issued shares without a certificate.

Section 6.3. Transfer of Capital Stock in Trust.

Section 6.3.1. Ownership in Trust. Upon any purported Transfer or other event described in Section 6.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 6.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.3.6.

Section 6.3.2. Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The

Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee and shall have no rights to dividends or other distributions attributable to the shares held in the Trust.

Section 6.3.3. Distributions and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust, and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority with respect to the shares held in the Trust (at the Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 6.3.4. Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 6.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.3.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust or (b) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.3.4, such excess shall be paid to the Trustee upon demand.

Section 6.3.5. Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) or (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 6.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 6.3.6. Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 6.2.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 6.4. Settlement. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

Section 6.5. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

Section 6.6. Non-Waiver. No delay or failure on the part of the Corporation or the board of directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the board of directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII

BOARD OF DIRECTORS

Section 7.1. Number of Directors. The number of Directors of the Corporation shall be five, which number may be increased or decreased from time to time pursuant to the bylaws but shall never be less than three. A majority of the seats on the board of directors will be for Independent Directors. The Conflicts Committee shall nominate all individuals for the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Stock issued by the Corporation. The names of the Directors who shall serve on the board until the next annual meeting of the stockholders and until their successors are duly elected and qualified are:

Alan F. Feldman

Jonathan Z. Cohen

Section 7.2. Term of Directors. Each Director shall hold office for one year, until the next annual meeting of stockholders and until his successor is duly elected and qualified. Directors may be elected to an unlimited number of successive terms.

Section 7.3. Experience. Each Director who is not an Independent Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation. At least one of the Independent Directors shall have three years of relevant real estate experience.

Section 7.4. Committees. The board may establish such committees as it deems appropriate, provided that the majority of the members of each committee are Independent Directors.

Section 7.5. Fiduciary Obligations. The Directors are fiduciaries of the Corporation and its stockholders. The Directors have a fiduciary duty to the stockholders to supervise the relationship between the Corporation and the Advisor.

Section 7.6. Ratification of Charter. At or before the first meeting of the board of directors following the date of this amendment and restatement of the charter, the board of directors and the Conflicts Committee shall each review and ratify the charter by majority vote.

Section 7.7. REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the board of directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the board of directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the board of directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The board of directors also may determine that compliance with any restriction or limitation on ownership and transfers of Capital Stock set forth in Article VI is no longer required for REIT qualification.

Section 7.8. Determinations by the Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the board of directors or the Conflicts Committee consistent with this charter or any shares of Capital Stock, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its Capital Stock: (a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Capital Stock or the payment of other distributions on its

Capital Stock; (b) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any shares of Capital Stock; (e) the application of any provision of this charter in the case of any ambiguity, including, without limitation: (i) any provision of the definitions of any of the following: Affiliate, Independent Director and Sponsor, (ii) which amounts paid to the Advisor or its Affiliates are property-level expenses connected with the ownership of real estate interests, loans or other property, which expenses are excluded from the definition of Total Operating Expenses, and (iii) whether expenses qualify as Organization and Offering Expenses; (f) whether substantial justification exists to invest in or make a mortgage loan contemplated by Section 9.11(b) because of the presence of other underwriting criteria; (g) any matters relating to the acquisition, holding and disposition of any assets by the Corporation; (h) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of shares of Capital Stock; (i) the number of shares of Capital Stock of any class or series of the Corporation; and (j) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the charter or bylaws or otherwise to be determined by the board of directors; provided, however, that any determination by the board of directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination.

Section 7.9. Compensation of Directors. The Conflicts Committee shall determine the compensation of the Independent Directors.

Section 7.10. Tax on Disqualified Organizations. To the extent that the Corporation incurs any tax pursuant to Section 860E(e)(6) of the Code as the result of any “excess inclusion” income (within the meaning of Section 860E of the Code) of the Corporation that is allocable to a stockholder that is a “disqualified organization” (as defined in Section 860E(e)(5) of the Code), the board of directors may, in its sole discretion, cause the Corporation to allocate such tax solely to the stock held by such disqualified organization in the manner described in Treasury Regulation Section 1.860E-2(b)(4), by reducing from one or more distributions paid to such stockholder the tax incurred by the Corporation pursuant to Section 860E(e)(6) as a result of such stockholder’s stock ownership.

ARTICLE VIII

ADVISOR

Section 8.1. Appointment and Initial Investment of Advisor. The board of directors may appoint an Advisor to direct and/or perform the day-to-day business affairs of the Corporation. The board of directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the board of directors. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. Before the Initial Public Offering of the Corporation, the Advisor or an Affiliate thereof shall have made the Initial Investment. The Advisor or any such Affiliate may not sell the equity interest acquired with its Initial Investment while the Advisor remains an Advisor but may transfer the interest in the Corporation acquired with its Initial Investment to its Affiliates.

Section 8.2. Supervision of Advisor. The board of directors shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the board of directors. The Conflicts Committee shall determine at least annually whether the total fees and expenses incurred by the Corporation are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. The Conflicts Committee shall determine from time to time and at least annually that the compensation to be paid to the Advisor and its Affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. Each such determination shall be reflected in the minutes of the meetings of the board. The Conflicts Committee shall also supervise the performance of the Advisor and its Affiliates and the compensation paid to them by the Corporation to determine that the provisions of the Advisory Agreement are being met. Each such determination shall be based on factors such as (a) the amount of the fees paid to the Advisor in relation to the size, composition and performance of the Corporation’s portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Corporation; (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business; (e) the quality and extent of service and advice furnished by the Advisor and its Affiliates; (f) the performance of the Corporation’s portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (g) the quality of the Corporation’s portfolio relative to the investments generated by the Advisor for its own account. The Conflicts Committee may also consider all other factors that it deems relevant, and its findings on each of the factors considered shall be recorded in the minutes of the board of directors. The Corporation may not enter into, renew or amend the Advisory Agreement without the approval (by majority vote) of the Conflicts Committee. The board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.

Section 8.3. Fiduciary Obligations. The Advisor is a fiduciary of the Corporation and its stockholders.

Section 8.4. Termination. Either the Conflicts Committee (by majority vote) or the Advisor may terminate the Advisory Agreement on 60 days written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Corporation and the board of directors in making an orderly transition of the advisory function.

Section 8.5. Disposition Fee on Sale of Property. If the Advisor or a Director or Sponsor or any Affiliate thereof provides a substantial amount of the services in the effort to sell the property of the Corporation, that Person may receive: (i) if a brokerage commission is paid to a Person other than an Affiliate of the Sponsor, an amount up to one-half of the total brokerage commissions paid but in no event an amount that exceeds 3% of the sales price of such property or properties or (ii) if no brokerage commission is paid to a Person other than an Affiliate of the Sponsor, an amount up to 3% of the sales price of such property or properties. In either case, however, the amount paid when added to all other commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such property or properties.

Section 8.6. Incentive Fees. An interest in the gain from the sale of assets of the Corporation (as opposed to disposition fees, which are the subject of Section 8.5) may be paid to the Advisor or an entity affiliated with the Advisor provided that (a) the interest in the gain must be reasonable, and (b) if multiple Advisors are involved, incentive fees must be distributed by a proportional method reasonably designed to reflect the value added to the Corporation’s assets by each respective Advisor and its Affiliates. Such an interest in gain from the sale of assets of the Corporation shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Common Stockholders, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to a Stockholders’ Return of 6%. Distribution of incentive fees to the Advisor or an entity affiliated with the Advisor in proportion to the length of time served as Advisor while such property was held by the Corporation or in proportion to the fair market value of the asset at the time of the Advisor’s termination and the fair market value of the asset upon its disposition by the Corporation shall be considered reasonable methods by which to apportion incentive fees.

Section 8.7. Acquisition Fees. The Corporation shall not purchase a property or invest in or make a mortgage loan if the combined Acquisition Fees and Acquisition Expenses incurred in connection therewith are not reasonable or exceed 6% of the Contract Purchase Price or, in the case of a mortgage loan, 6% of the funds advanced unless a majority of the Directors (including a majority of the members of the Conflicts Committee) not otherwise interested in the transaction approves the Acquisition Fees and Acquisition Expenses and determines the transaction to be commercially competitive, fair and reasonable to the Corporation.

Section 8.8. Reimbursement for Total Operating Expenses. Commencing four fiscal quarters after the earlier to occur of (i) the Corporation’s acquisition of an asset or, (ii) the date that is six months after the commencement of the Initial Public Offering, the Conflicts Committee shall have the fiduciary responsibility of limiting Total Operating Expenses to amounts that do not exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for the four consecutive fiscal quarters then ended unless it has made a finding that, based on unusual and non-recurring factors that it deems sufficient, a higher level of expenses (an “Excess Amount”) is justified. Any such finding, and the reasons in support thereof, shall be reflected in the minutes of a meeting of the board of directors. After the end of any fiscal quarter of the Corporation for which there is an Excess Amount for the 12 months then ended, such fact shall be disclosed in writing and sent to the Common Stockholders within 60 days of such quarter-end (or shall be disclosed to the Common Stockholders in the next quarterly report of the Corporation or by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission within 60 days of such quarter end), together with an explanation of the factors the Conflicts Committee considered in determining that such Excess Amount was justified. In the event that the Conflicts Committee does not determine that excess expenses are justified, the Advisor shall reimburse the Corporation at the end of the 12-month period the amount by which the aggregate annual expenses paid or incurred by the Corporation exceeded the 2%/25% Guidelines.

ARTICLE IX

INVESTMENT OBJECTIVES AND LIMITATIONS

Section 9.1. Investment Objectives. The board of directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Corporation and the Advisor to assure that such policies are carried out. The Conflicts Committee shall review the investment policies of the Corporation with sufficient frequency (not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of the Common Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the board of directors.

Section 9.2. Limitations on Acquisitions. The consideration paid for any real property acquired by the Corporation will ordinarily be based on the fair market value of such property as determined by a majority of the members of the board of directors (including a majority of the Conflicts Committee); and any resolution of the board of directors to approve a real property acquisition shall be deemed to reflect a determination (unless there is express language to the contrary) that the purchase price is not greater than the fair market value of such property. In all cases in which the Conflicts Committee (by majority vote) so determines, and in all cases in which real property is acquired from the Advisor, a Sponsor, a Director or an Affiliate thereof, such fair market value shall be as determined by an Independent Expert selected by the Conflicts Committee.

The Corporation shall not purchase or lease properties in which the Advisor, a Sponsor, a Director or an Affiliate thereof has an interest without a determination by a majority of the Directors (including a majority of the members of the Conflicts Committee) not otherwise interested in the transaction that such transaction is fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the property to the Affiliated seller or lessor unless there is substantial justification for the excess amount. Notwithstanding the preceding sentence, in no event may the Corporation acquire any such property at an amount in excess of its current appraised value.

Section 9.3. Limitations on Sales to Affiliates. The Corporation shall not transfer or lease assets to a Sponsor, the Advisor, a Director or an Affiliate thereof unless approved by a majority of the Directors (including a majority of the members of the Conflicts Committee) not otherwise interested in the transaction as being fair and reasonable to the Corporation.

Section 9.4. Limitations on Other Transactions Involving Affiliates. A majority of the Directors (including a majority of the members of the Conflicts Committee) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between the Corporation and a Sponsor, the Advisor, a Director or an Affiliate thereof are fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties and, with respect to such joint ventures, on substantially the same terms and conditions as those received by other joint venturers.

Section 9.5. Limitations on the Issuance of Options and Warrants. Until the Common Stock of the Corporation is Listed, the Corporation shall not issue options or warrants to purchase Common Stock to the Advisor, a Director, the Sponsors or any Affiliate thereof, except on the same terms as such options or warrants are sold to the general public. The Corporation may issue options or warrants to persons other than the Advisor, a Director, the Sponsors or any Affiliate thereof prior to Listing the Common Stock, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Conflicts Committee has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, a Director, the Sponsors or any Affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of Common Stock on the date of grant.

Section 9.6. Limitations on the Repurchase of Common Stock. The Corporation may voluntarily repurchase shares of Common Stock provided that after giving effect to such repurchase (i) the Corporation would be able to pay the indebtedness of the Corporation as the indebtedness becomes due in the usual course of business, and (ii) the Corporation’s total assets would be more than the Corporation’s total liabilities. The Corporation may not pay a fee to the Advisor, a Sponsor, a Director or an Affiliate thereof in connection with the Corporation’s repurchase of shares of Common Stock.

Section 9.7. Limitations on Loans. The Corporation will not make any loans to a Sponsor, the Advisor, a Director or an Affiliate thereof except as provided in Section 9.11 or to wholly owned subsidiaries (directly or indirectly) of the Corporation. The Corporation will not borrow from such parties unless a majority of the Directors (including a majority of the members of the Conflicts Committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to the Corporation than comparable loans between unaffiliated parties. These restrictions on loans apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit the Corporation’s ability to advance reimbursable expenses incurred by Directors or officers or the Advisor or its Affiliates.

Section 9.8. Limitations on Leverage. The aggregate borrowings of the Corporation, secured and unsecured, shall be reviewed by the board of directors at least quarterly. The maximum amount of such borrowings in relation to the Net Assets shall not exceed 300% in the absence of a satisfactory showing that a higher level of borrowings is appropriate. Any excess in borrowings over such 300% level shall be approved by the Conflicts Committee (by majority vote) and disclosed to the Common Stockholders in the next quarterly report of the Corporation, along with justification for such excess.

Section 9.9. Limitations on Investments in Equity Securities. The Corporation shall not invest in equity securities unless a majority of the board of directors (including a majority of the Conflicts Committee) not otherwise interested in such transaction, approves such investment as being fair, competitive and commercially reasonable; provided, that an investment in equity securities of a “publicly traded entity” that is otherwise approved by the Conflicts Committee shall be deemed fair, competitive and commercially reasonable if such investment is made through a trade effected on a recognized securities market. This provision is not intended to limit (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of the Corporation or (iii) investments in asset-backed securities. For the purpose of this section, a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system.

Section 9.10. Limitations on Investments in Commodities Contracts. The Corporation may not invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with the ordinary business of investing in real estate assets and mortgages.

Section 9.11. Limitations Regarding Mortgage Loans. The Corporation may not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases in which the Conflicts Committee (by majority vote) so determines, and in all cases in which the transaction is with the Advisor, a Director, a Sponsor or an Affiliate thereof, such an appraisal must be obtained from an Independent Expert concerning the underlying property. The Corporation shall keep the appraisal for at least five years and make it available for inspection and duplication by any Common Stockholder. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Further, the Advisor and the board of directors shall observe the following policies in connection with investing in or making mortgage loans:

(a)	The Corporation shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

(b)	The Corporation shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless the board determines that a substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation,” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

(c)	The Corporation shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, a Sponsor, a Director or an Affiliate of the Corporation.

Section 9.12. Limitations on Investments in Unimproved Real Property. The Corporation may not make investments in Unimproved Real Property or mortgage loans on Unimproved Real Property in excess of 10% of the Corporation’s total assets.

Section 9.13. Limitations on Issuances of Securities. The Corporation may not (a) issue equity securities on a deferred payment basis or other similar arrangement; (b) issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer of the Corporation; (c) issue equity securities that are assessable after receipt by the Corporation of the consideration for which the board of directors authorized their issuance; or (d) issue redeemable equity securities (as defined in the Investment Company Act of 1940, as amended), which restriction has no affect on the Corporation’s ability to implement a share repurchase program. The Corporation may issue shares of Preferred Stock with voting rights; provided that, when a privately issued share of Preferred Stock is entitled to vote on a matter with the holders of shares of Common Stock, the relationship between the number of votes per such share of Preferred Stock and the consideration paid to the Corporation for such share shall not exceed the relationship between the number of votes per any publicly offered share of Common Stock and the book value per outstanding share of Common Stock. Nothing in this Section 9.13 is intended to prevent the Corporation from issuing equity securities pursuant to a plan whereby the commissions on the sales of such securities are in whole or in part deferred and paid by the purchaser thereof out of future distributions on such securities or otherwise.

Section 9.14. Limitations on Roll-Up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation’s assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The Corporation’s assets shall be appraised on a consistent basis. The appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Corporation and its stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to each Common Stockholder who votes against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as a Common Stockholder of the Corporation and preserving its interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of the Net Assets of the Corporation.

The Corporation is prohibited from participating in any proposed Roll-Up Transaction:

(a) that would result in the Common Stockholders having democracy rights in a Roll-Up Entity that are less than the rights set forth in Sections 11.1, 11.3, 11.4, 11.5, 11.6 and 11.9 hereof;

(b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares of Common Stock held by that investor;

(c) in which investors’ rights of access to the records of the Roll-Up Entity will be less than those described in Section 11.6 hereof; or

(d) in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is not approved by the Common Stockholders.

Section 9.15. Limitations on Underwriting. The Corporation may not engage in underwriting or the agency distribution of securities issued by others.

ARTICLE X

CONFLICTS OF INTEREST

Section 10.1. Conflicts Committee.

(a) During any time that the Corporation is advised by the Advisor, there shall be a committee (the “Conflicts Committee”) of the board of directors composed of all of the Independent Directors. The Conflicts Committee is authorized to select and retain its own legal and financial advisors. In addition to those other powers delegated to the Conflicts Committee by this charter or by the board of directors, the Conflicts Committee may act on any matter that may be delegated to a committee under the MGCL. If a matter cannot be delegated to a committee under the MGCL but the Conflicts Committee has determined that the matter at issue is such that the exercise of independent judgment by the Directors who are not Independent Directors could reasonably be compromised, both the board of directors and the Conflicts Committee must approve the matter. Any board action regarding Organization and Offering Expenses or the selection of an Independent Expert or the matters covered in any of Sections 5.10, 7.6, 8.1, 8.2, 8.4, 8.5, 8.6, 8.7, 8.8, 9.1, 9.8, 10.1, 11.1, 12.2 or 12.3 shall require the approval of a majority of the Conflicts Committee.

(b) The Conflicts Committee may create a subcommittee of the Conflicts Committee and delegate to the subcommittee any of the powers of the Conflicts Committee. The members of any such subcommittee shall serve at the pleasure of the Conflicts Committee.

Section 10.2. Voting by Conflicts Committee. For an action to be taken by the Conflicts Committee or a subcommittee thereof, the matter must be approved by a majority of the Independent Directors present for the purposes of determining a quorum at a meeting at which a quorum is present or such higher threshold as required by the charter. If any such Independent Director has an interest in the matter at issue other than in his or her role as a Director, (i) the matter must also be approved by a majority of those Independent Directors present at the meeting who have no other interest in the matter and (ii) any unanimity requirement set forth herein shall mean the unanimous approval only of those Independent Directors who have no other interest in the matter. Any notice of a meeting of the board of directors shall also constitute a notice of a meeting of the Conflicts Committee.

ARTICLE XI

STOCKHOLDERS

Section 11.1. Meetings of Stockholders. There shall be an annual meeting of the stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date that is a reasonable period of time following the distribution of the Corporation’s annual report to Common Stockholders but not less than 30 days after delivery of such report; the board of directors and the Conflicts Committee shall take reasonable efforts to ensure that this requirement is met. The holders of a majority of shares of Capital Stock entitled to vote who are present in person or by proxy at an annual meeting of stockholders at which a quorum is present may, without the necessity for concurrence by the board, vote to elect the Directors. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting on any matter constitutes a quorum. Special meetings of stockholders may be called in the manner provided in the bylaws, including by the president or by a majority of the Directors or a majority of the Conflicts Committee, and shall be called by an officer of the Corporation upon written request of Common Stockholders holding in the aggregate not less than 10% of the outstanding shares of Common Stock entitled to vote on any issue proposed to be considered at any such special meeting. Upon receipt of a written request stating the purpose of such special meeting, the Advisor shall provide all stockholders within 10 days of receipt of said request written notice, whether in person or by mail, of a special meeting and the purpose of such special meeting to be held on a date not less than 15 days nor more than

60 days after the delivery of such notice. If the meeting is called by written request of stockholders as described in this Section 11.1, the special meeting shall be held at the time and place specified in the stockholder request; provided, however, that if none is so specified, at such time and place convenient to the stockholders.

Section 11.2. Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 11.3. Voting Rights of Stockholders. A majority of the shares of Common Stock entitled to vote on the matter may, without the concurrence of the board vote to remove Directors or to amend the charter or dissolve the corporation. Without the approval of a majority of the shares of Common Stock entitled to vote on the matter, the board of directors may not (a) amend the charter to adversely affect the rights, preferences and privileges of the Common Stockholders; (b) amend charter provisions relating to Director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (c) liquidate or dissolve the Corporation other than before the initial investment in property; (d) sell all or substantially all of the Corporation’s assets other than in the ordinary course of the Corporation’s business; or (e) cause the merger or similar reorganization of the Corporation.

Section 11.4. Voting Limitations on Shares Held by the Advisor, Directors and Affiliates. With respect to shares of Common Stock owned by the Advisor, a Director, or any Affiliate thereof, none of the Advisor, the Director, or any Affiliate thereof, may vote or consent on matters submitted to the Common Stockholders regarding (a) the removal of such Advisor, Director or any of its Affiliates or (b) any transaction between the Corporation and any such Advisor, Director or any of its Affiliates. To the extent permitted by the MGCL, in determining the requisite percentage in interest of shares of Common Stock necessary to approve a matter on which the Advisor, a Director and any of their Affiliates may not vote or consent, any shares owned by any of them shall not be included.

Section 11.5. Right of Inspection. Any Common Stockholder and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times and may inspect and copy any such records for a reasonable charge. Inspection of the Corporation’s books and records by the office or agency administering the securities laws of a jurisdiction shall be permitted upon reasonable notice and during normal business hours.

Section 11.6. Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the Common Stockholders of the Corporation, along with the number of shares of Common Stock held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Corporation and shall be available for inspection by any Common Stockholder or the stockholder’s designated agent at the home office of the Corporation in accordance upon the request of the Common Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Common Stockholder so requesting within 10 days of receipt by the Corporation of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper and in a readily readable type size (in no event smaller than 10-point type). The Corporation may impose a reasonable charge for expenses incurred in reproduction pursuant to the stockholder request. The purposes for which a Common Stockholder may request a copy of the Stockholder List include, without limitation, matters relating to stockholders’ voting rights, and the exercise of stockholder rights under federal proxy laws. Each Common Stockholder who receives a copy of the Stockholder List shall keep such list confidential and shall sign a confidentiality agreement to the effect that such Common Stockholder will keep the Stockholder List confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the Stockholder List.

If the Advisor or the board neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/ or the board, as the case may be, shall be liable to any Common Stockholder requesting the list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of the Stockholder List and for actual damages suffered by any Common Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Corporation. The Corporation may require the stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in the Corporation. The remedies provided hereunder to stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law or the laws of any state.

Section 11.7. Reports. The Corporation shall cause to be prepared and mailed or delivered to each Common Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Corporation within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Initial Public Offering of its securities that shall include: (a) financial statements prepared in accordance with generally accepted accounting principles that are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Corporation, including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Corporation; (d) the Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Conflicts Committee that the policies being followed by the Corporation are in the best interests of its Common Stockholders and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation and the Advisor, Sponsor, a Director or any Affiliate thereof occurring in the year for which the annual report is made, and the Conflicts Committee shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions. Alternatively, such information may be provided in a proxy statement delivered with the annual report. The board of directors, including the Independent Directors, shall take reasonable steps to ensure that the requirements of this Section 11.7 are met. The annual report may be delivered by any reasonable means, including through an electronic medium. Electronic delivery of the annual report or proxy statement shall comply with any then-applicable rules of the U.S. Securities and Exchange Commission.

Section 11.8. Rights of Objecting Stockholders. Holders of shares of Capital Stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the board, upon the affirmative vote of a majority of the entire board, shall determine that such rights shall apply, with respect to all or any classes or series of Capital Stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares of Capital Stock would otherwise be entitled to exercise such rights.

Section 11.9. Liability of Stockholders. The shares of Common Stock of the Corporation shall be non-assessable by the Corporation upon receipt by the Corporation of the consideration for which the board of directors authorized their issuance.

Section 11.10. Tender Offers. If any stockholder of the Corporation makes a tender offer, including, without limitation, a “mini-tender” offer, such stockholder must comply with all of the provisions set forth in Regulation 14D of the Securities Exchange Act of 1934, as amended, including, without limitation, disclosure and notice requirements, which would be applicable if the tender offer was for more than 5% of the outstanding securities of the Corporation, provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such stockholder must provide notice to the Corporation at least 10 Business Days prior to initiating any such tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Corporation, in its sole discretion, shall have the right to redeem such non-compliant stockholder’s shares of Capital Stock and any shares of Capital Stock acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of (i) with respect to Common Stock, the price then being paid per share of Common Stock purchased in the Corporation’s latest offering of Common Stock at full purchase price (not discounted for commission reductions nor for reductions in sale price permitted pursuant to the distribution reinvestment plan), (ii) the fair market value of the shares as determined by an independent valuation obtained by the Corporation or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The Corporation may purchase such Tendered Shares upon delivery of the purchase price to the stockholder initiating such Non-Compliant Tender Offer, and, upon such delivery, the Corporation may instruct any transfer agent to transfer such purchased shares to the Corporation. In addition, any stockholder who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Corporation in connection with the enforcement of the provisions of this Section 11.10, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Corporation. The Corporation maintains the right to offset any such expenses against the dollar amount to be paid by the Corporation for the purchase of Tendered Shares pursuant to this Section 11.10. In addition to the remedies provided herein, the Corporation may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.

ARTICLE XII

LIABILITY OF DIRECTORS,

OFFICERS, ADVISORS AND OTHER AGENTS

Section 12.1. Limitation of Director and Officer Liability. Except as prohibited by the restrictions provided in Section 12.3, no Director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 12.1, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Section 12.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Section 12.2. Indemnification.

(a) Except as prohibited by the restrictions provided in Section 12.2(b), Section 12.3 and Section 12.4, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Corporation; (ii) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity; and (iii) the Advisor or any of its Affiliates acting as an agent of the Corporation, each from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity. Except as provided in Section 12.2(b), Section 12.3 and Section 12.4, the Corporation shall have the power with the approval of the board of directors to provide such indemnification and advancement of expenses to any Person who served a predecessor of the Corporation in any of the capacities described above or to any employee or agent of the Corporation or a predecessor of the Corporation or any employee of the Advisor or any of the Advisor’s Affiliates acting as an agent of the Corporation.

(b) Notwithstanding the foregoing, the Corporation shall not indemnify the Directors or the Advisor or its Affiliates or any Person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws.

(c) The rights of a director or officer to indemnification and advance of expenses provided hereby shall vest immediately upon election of such director or officer. No amendment of the charter or repeal of any of its provisions shall limit or eliminate the right of indemnification or advancement of expenses provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Section 12.3. Limitation on Indemnification.

Notwithstanding the foregoing, the Corporation shall not provide for indemnification of the Directors or the Advisor or its Affiliates for any liability or loss suffered by any of them, nor shall any of them be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

(1)	The Directors or the Advisor or its Affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(2)	The Directors or the Advisor or its Affiliates were acting on behalf of or performing services for the Corporation.

(3)	Such liability or loss was not the result of:

(x) negligence or misconduct by the Directors (excluding the Independent Directors) or the Advisor or its Affiliates; or

(y) gross negligence or willful misconduct by the Independent Directors.

(4)	Such indemnification or agreement to hold harmless is recoverable only out of the Corporation’s Net Assets and not from its Common Stockholders.

Section 12.4. Limitation on Payment of Expenses. The Corporation shall pay or reimburse reasonable legal expenses and other costs incurred by the Directors or the Advisor or its Affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (b) the legal proceeding was initiated by a third party who is not a Common Stockholder or, if by a Common Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Directors or the Advisor or its Affiliates undertake to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

ARTICLE XIII

AMENDMENT

Subject to Section 11.3, the Corporation reserves the right from time to time to make any amendment to the charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding Capital Stock.

ARTICLE XIV

GOVERNING LAW

The rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof; provided that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of securities to its residents or within such state.

THIRD: The amendment and restatement of the charter of the Corporation as hereinabove set forth have been duly advised and approved by a majority of the entire board of directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The number of Directors of the Corporation and the names of those currently in office are as set forth in Section 7.1 of the foregoing amendment and restatement of the charter.

SEVENTH: The undersigned President acknowledges the foregoing amendment and restatement of the charter to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Resource Real Estate Opportunity REIT II, Inc., has caused the foregoing amendment and restatement of the charter to be signed in its name and on its behalf by its President and attested to by its Secretary on this      day of             ,         .

RESOURCE REAL ESTATE OPPORTUNITY REIT II, INC.

By:	(SEAL)
Kevin M. Finkel
Chief Operating Officer and President

ATTEST

By:
Shelle Weisbaum
Chief Legal Officer, Senior Vice President and Secretary

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